Exhibit 10.1

April 25, 2001

Keith E. Gottfried
[Address intentionally left blank]

Re: Amendment to Employment Agreement

Dear Keith,

        In connection with the Employment Agreement (the “Agreement”) dated May 17, 2000 by and between you and Borland Software Corporation (formerly known as Inprise Corporation and hereinafter referred to as “Borland”), and subject to the approval of the Organization and Compensation Committee of the Borland Board of Directors, the Agreement is hereby amended as set forth below:

        Paragraph (2) is hereby amended to add the following language: To assist you in your relocation to the Santa Cruz, Scotts Valley or Silicon Valley areas, Borland will provide you with corporate housing until the event in which you purchase, lease or rent a residence in the Santa Cruz, Scotts Valley or Silicon Valley areas occurs. All relocation benefits will be considered compensation and will be added to your income for Form W-2 reporting purposes. In the event that you purchase, lease or rent a residence in the Santa Cruz, Scotts Valley or Silicon Valley areas, Borland will provide you with an additional payment with respect to the imposition of applicable U.S. federal, California state and local income and employment taxes payable by you due to Borland having made available to you corporate housing from June 10, 2000 through a date in which you purchase, lease or rent a residence. Irrespective of the actual tax rates that may apply to you, such additional payment shall be determined using tax rates of thirty-nine point six percent (39.6%) for U.S. federal income tax purposes, five point four three six percent (5.436%) for California state income tax purposes and one point four five percent (1.45%) for federal employment tax purposes. Other than as expressly modified above, all of the other terms and conditions of the Agreement dated May 17, 2000 shall remain in full force and effect without modification.

Sincerely,

BORLAND SOFTWARE CORPORATION

By:	/S/ DALE L. FULLER
Dale L. Fuller
President and Chief Executive Officer

AGREED AND ACCEPTED ON
THIS 25 th DAY OF APRIL 2001

/S/ KEITH E. GOTTFRIED
Keith E. Gottfried